UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2005 (May 23, 2005)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 23, 2005, Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into an agreement with Audelia Plaza, Ltd. and Dunhill Partners, Inc., both of whom are unaffiliated third parties, assigning their combined 14.29% interest in Behringer Harvard Plaza Skillman LP, a Texas limited partnership (the “Partnership”) to us. The Partnership was formed to purchase a neighborhood shopping/service center containing approximately 98,764 square feet, located on approximately 7.3 acres of land at the southeast corner of Skillman Street and Audelia Road in Dallas, Texas (the “Skillman Property”) on July 23, 2004. The contract purchase price of the Skillman Property was $13,650,000 when it was originally purchased by the Partnership on July 23, 2004. The Skillman Property is held by the Partnership, in which Behringer Harvard Plaza Skillman GP, our wholly-owned subsidiary (the “Subsidiary”), is the general partner with ownership interest of 0.1% in the Skillman Property. We and Audelia Plaza, Ltd. were the Class A limited partners, with 85.61% and 14.29% ownership interests in the Skillman Property, respectively. Dunhill Partners, Inc. was the Class B limited partner of the Partnership. We agreed to purchase the 14.29% interest for cash consideration of $763,660 and assume Audelia Plaza, Ltd.’s $1,524,353 share of the Partnership debt. We purchased the interest entirely through the use of proceeds of the public offering of our partnership units. As a result, we and the Subsidiary have a combined interest in the Skillman Property of 100%. The agreement irrevocably and unconditionally releases Audelia Plaza, Ltd. and Dunhill Partners, Inc. from all liabilities and obligations arising from the Partnership agreement.

In connection with the assignment of partnership interests, all contracts and sub-contracts with Dunhill Property Management Services, Inc. and Dunhill Partners, Inc. for certain on-site management services and leasing of the Skillman Property will terminate on May 31, 2005.

The foregoing description of the Behringer Harvard Plaza Skillman Assignment of Partnership Interests Agreement, and the other documents related thereto, is qualified in its entirety by reference to such agreements, which have been filed as exhibits to this Form 8-K and are incorporated herein as follows.

Item 2.01    Completion of Acquisition or Disposition of Assets.

We acquired the 14.29% interests in the Skillman Party that had been held by unaffiliated third parties pursuant to the Behringer Harvard Plaza Skillman Assignment of Partnership Interests Agreement described above in Item 1.01 and filed as an exhibit to this Form 8-K. As a result, the combined interest in the Skillman Property that is held by us and the Subsidiary is 100%.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Assignment of Partnership Interests between Audelia Plaza, Ltd., Dunhill Partners, Inc. and Behringer Harvard Short-Term Opportunity Fund I LP.

99.2	Indemnification Agreement between Behringer Harvard Short-Term Opportunity Fund I LP, Robert M. Behringer and William L. Hutchison.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: May 27, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer

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